Exhibit 21.1
List of Subsidiaries

1.Aloha Petroleum LLC, a Delaware limited liability company
2.Aloha Petroleum, Ltd., a Hawaii corporation
3.Quick Stuff of Texas, Inc., a Texas corporation
4.SSP BevCo I, LLC, a Texas limited liability company
5.SSP BevCo II, LLC, a Texas limited liability company
6.SSP Beverage, LLC, a Texas limited liability company
7.Stripes Acquisition LLC, a Texas limited liability company
8.Sunmarks LLC, a Delaware limited liability company
9.Sunoco Caddo LLC, a Delaware limited liability company
10.Sunoco Finance Corp., a Delaware corporation
11.Sunoco, LLC, a Delaware limited liability company
12.Sunoco NLR LLC, a Delaware limited liability company
13.Sunoco Refined Products LLC, a Delaware limited liability company
14.Sunoco Retail LLC, a Pennsylvania limited liability company
15.TCFS Holdings, Inc., a Texas corporation
16.Town & Country Food Stores, Inc., a Texas corporation
17.TND Beverage, LLC, a Texas limited liability company
18.Fathom Global Energy FT LLC, a Delaware limited liability company
19.Fathom Global Energy LLC, a Delaware limited liability company
20.Sunoco Overseas, Inc., a Delaware corporation
21.SUN Lubricants and Specialty Products Inc., a Canadian corporation
22.Sunoco Energy Solutions LLC, a Texas limited liability company
23.SUN LP Pipeline LLC, a Delaware limited liability company
24.SUN LP Terminals LLC, a Delaware limited liability company
25.J.C. Nolan Pipeline Co., LLC, a Delaware limited liability company
26.J.C. Nolan Terminal Co., LLC, a Delaware limited liability company